SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

W. R. BERKLEY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Commencing May 17, 2013, W. R. Berkley Corporation sent the following communication to certain of its stockholders.

Attached is the additional graph we discussed, which shows how W. R. Berkley has outperformed its peers in total value creation over the long term. This graph was prepared by a well respected equity analyst in the insurance space. We believe that long term performance is the essential benchmark, especially for a property casualty insurance company, and measurement over a singular time period, could be misleading.

200.0%
150.0%
100.0%
50.0%
0.0%
-50.0%
-100.0%
Total Return
-4.0%
-2.0%
0.0%
2.0%
4.0%
6.0%
8.0%
10.0%
12.0%
14.0%
16.0%
18.0%
Tangible BV CAGR
WRB
AFG
CB
AWH
ACE
TRV
MKL
RNR
ENH
PRE
ALTE
BRK.A
AXS
AHL
THG
CNA
PGR
RE
CINF
ALL
MRH
HIG
XL

Sources: Citibank, SNL, CIRA estimates, company reports
Data from 2003 to 2011, for all except AWH where starting date is 7/12/06
Commencing on May 17, 2013, W. R. Berkley Corporation made the following additional solicitation materials available (which can be found on page 16 of the Company’s presentation materials from the Keefe, Bruyette & Woods Insurance Conference on September 5, 2012 and is available on the Company’s website at www.wrberkley.com).
Strong correlation between tangible book value
growth and total return